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NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240-2620	Contact: Janet G. Keckeisen Investor Relations (972) 233-1700
News Release

FOR IMMEDIATE RELEASE

NL INDUSTRIES ANNOUNCES QUARTERLY DIVIDEND

FOR THE FOURTH QUARTER OF 2022 AT $.07 PER SHARE

DALLAS, TEXAS – October 27, 2022 – NL Industries, Inc. (NYSE:NL) today announced that its board of directors has declared a quarterly dividend of seven cents ($0.07) per share on its common stock, payable on December 20, 2022 to shareholders of record at the close of business on December 1, 2022.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

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